UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          April 16, 2021

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04978	22-1684144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of principal executive offices)	(Zip Code)

(561) 848-4311
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 1 – Registrant's Business and Operations

Item 1.01.
Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01
Completion of Acquisition or Disposition of Assets.

On April 16, 2021, Solitron Devices, Inc. (the "Company") closed on the acquisition of a facility and real estate located in West Palm Beach, Florida for a purchase price of $4,200,000.00 pursuant to the Commercial Contract entered into on March 1, 2021 and previously disclosed on Form 8-K filed with the Securities and Exchange Commission on March 4, 2021. In connection with the acquisition, the Company obtained mortgage financing from Bank of America, N.A. in the amount of $2,940,000 to fund that portion of the total purchase price.

The Company expects to begin making the necessary improvements to the property acquired in order to completely relocate its manufacturing operations and corporate headquarters later in the calendar year.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to fund $2,940,000 of the total purchase price for the property acquired as described in Item 2.01 above, the Company entered into the following principal loan documents on April 16, 2021 with Bank of America, N.A.: (i) Master Credit Agreement; (ii) Note; (iii) Mortgage, Assignment of Rents, Security Agreement and Fixture Filing; and (iv) Financial Covenant Agreement. Pursuant to the terms of the Note, the loan for $2,940,000 accrues interest at a fixed rate of 3.80% per year and matures on April 15, 2031. Beginning on May 15, 2021, the Company will pay monthly installments of $17,593.06 consisting of principal and interest. The payment and performance of the loan for $2,940,000 is secured by a security interest in the property acquired pursuant to the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing. The Master Credit Agreement contains certain representations and warranties, undertakings and events of default customary for these types of agreements. Additionally, under the terms of the Financial Covenant Agreement, the Company has agreed to maintain a fixed charge coverage ratio of at least 1.15:1.0, calculated at the end of each fiscal year, using the results of the twelve-month period ending with that reporting period, and has agreed to maintain on a consolidated basis a minimum of unrestricted, unencumbered liquid assets of no less than $1,000,000.

The foregoing summaries of the Master Credit Agreement, Note, Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, and Financial Covenant Agreement are qualified in their entirety by reference to the agreements, copies of which are filed with this report as Exhibits 10.1-10.4 and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.
Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Master Credit Agreement, dated as of April 15, 2021, between Solitron Devices, Inc. and Bank of America, N.A.
10.2	Note, dated as of April 15, 2021, between Solitron Devices, Inc. and Bank of America, N.A.
10.3	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of April 15, 2021, by Solitron Devices, Inc. to Bank of America, N.A.
10.4	Financial Covenant Agreement, dated as of April 15, 2021, between Solitron Devices, Inc. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

Date: April 21, 2021	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer